UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2013

GENESIS BIOPHARMA, INC.
(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation)	000-53172 (Commission File Number)	75-3254381 (I.R.S Employer Identification No.)

10960 Wilshire Blvd., Suite 1050, Los Angeles, CA	90024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (866) 963-2220

_____________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information called for by this Item 1.01 is incorporated herein by reference to Item 3.02 of this report.
ITEM 3.02.	UNREGISTERED SALES OF EQUITY SECURITIES

Effective May 22, 2013, Genesis Biopharma, Inc. (the “Company”) completed a restructuring of its unregistered debt and equity securities resulting in an issuance of 1,291,350,957 shares of common stock of the Company, par value $0.000041666 (the “Common Stock”) and aggregate proceeds to the Company of  $1.25 million (the “Restructuring”).  To effect the Restructuring, the Company entered into an exchange agreement (the “Exchange Agreement”) and a stock purchase agreement (the “Stock Purchase Agreement”), pursuant to which (i) certain outstanding debt of the Company was converted into shares of Common Stock; (ii) certain outstanding warrants to purchase shares of capital stock of the Company were exchanged for shares of Common Stock; (iii) certain investors in prior private placements offerings by the Company (the “Prior PIPE Transactions”) purchased shares of Common Stock; and (iv) certain investors purchasing shares of Common Stock in this Restructuring received an additional issuance of Common Stock, for no additional consideration (the “Repricing Issuance”).  The Exchange Agreement, Stock Purchase Agreement and the transactions contemplated thereby are described in further detail below.  The terms of the Restructuring were determined in negotiations between the Company and the Creditors and Investors party thereto, and were approved by the board of directors, including a majority of the disinterested directors. The securities issued pursuant the Restructuring are exempt from registration under Section 4(2) of the Securities Act of 1933 (the “Securities Act”) and Rule 506 of Regulation D because, among other reasons, all offerees are “accredited investors” under Section 2(15) of the Securities Act, all participants were existing securityholders of the Company, and no general solicitation or public advertisement was conducted in connection with the Restructuring.

Exchange Agreement

Under the Exchange Agreement, certain creditors of the Company (the “Creditors”) holding (i) an aggregate of approximately $7.2 million (including accrued interest and penalties) of senior secured notes issued on July 27, 2011 (the “Secured Notes”), (ii) an aggregate of approximately $1.7 million (including accrued interest and penalties) of bridge notes issued May 7, 2012 and September 12, 2012, and (iii) an aggregate of approximately $0.3 million in other outstanding debt (together the “Debt”) converted all such outstanding Debt into shares of Common Stock at a conversion price of $0.01 per share.

In addition, certain Creditors and certain placement agents associated with the Debt, together holding warrants to purchase 4,080,000 shares of capital stock of the Company exchanged such warrants and received one share of Common Stock in exchange for each share of capital stock of the Company underlying the warrants.

Furthermore, certain Creditors purchased an aggregate of 25,000,000 shares of Common Stock at a purchase price of $0.01 per share, resulting in aggregate proceeds to the Company of $250,000 under the Exchange Agreement.  In sum, 955,844,092 shares of Common Stock were issued under the Exchange Agreement.

This Exchange Agreement terminated the notes, the warrants, and any anti-dilution protection thereunder.  The Exchange Agreement provides for new limited anti-dilution protection for shares of Common Stock issued under the Exchange Agreement, whereby such shares receive anti-dilution protection for any shares of capital stock of the Company sold at less than $0.01 per share, solely with respect to the first $6 million of any new sales of securities of the Company.  In addition, all Creditors and placement agents provided a release of all claims against the Company with respect to all rights and ownership of the Secured Notes, Debt and warrants, in consideration of the shares issued pursuant to the Exchange Agreement.

Stock Purchase Agreement

Under the Stock Purchase Agreement, certain investors (“Investors”) who purchased Common Stock and warrants to purchase shares of capital stock of the Company in the Company’s Prior PIPE Transactions purchased shares of Common Stock at a purchase price of $0.01 (the “Financing”).  In addition, any Investor participating in and purchasing a minimum amount of Common Stock in the Financing received, for no further consideration, the number of shares of Common Stock that such Investor would have received in the Prior PIPE Transactions if the price per share of Common Stock in the Prior PIPE Transactions had been $0.01 per share (the “Repricing Issuance”).  The Stock Purchase Agreement resulted in the issuance of 335,506,865 shares of common stock and aggregate proceeds to the Company of $1,100,000.30.

All Investors and other parties holding warrants to purchase 8,193,418 shares of capital stock of the Company exchanged such warrants and received one share of Common Stock in exchange for each share of capital stock of the Company underlying the warrants.  The Stock Purchase Agreement resulted in the issuance of 335,506,865 shares of common stock and aggregate proceeds to the Company of $1,100,000.30.

The Stock Purchase Agreement terminated the warrants and any anti-dilution protection thereunder.  The Stock Purchase Agreement provides for new limited anti-dilution protection for shares of Common Stock issued under the Stock Purchase Agreement, whereby such shares receive anti-dilution protection for any shares of capital stock of the Company sold at less than $0.01 per share, solely with respect to the first $6 million of any new sales of securities of the Company.  In addition, all Investors provided a release of all claims against the Company with respect to all rights and ownership of the shares and warrants acquired in connection with the Prior PIPE Transactions, in consideration of the shares issued pursuant to the Stock Purchase Agreement.

ITEM 5.01	CHANGES IN CONTROL OF REGISTRANT

Pursuant to the Restructuring described in Item 3.02 and incorporated hereby by reference, the Company underwent a change in control.  Under the Restructuring, certain Creditors, Investors, placement agents and consultants were issued approximately 94% of the Company’s outstanding voting equity interests, with Ayer Capital Partners Master Fund, L.P. together with certain of its affiliates (the “Ayer Funds”) and Bristol Investment Fund, Ltd., together with certain of its affiliates (“Bristol”), each beneficially owning greater than 10% of the Company’s outstanding voting securities.  In consideration of $250,000 in cash and the conversion of $ $5,317,286.50 of Debt in the Restructuring, the Ayer Funds beneficially own approximately 40.75%  of the Company’s outstanding voting securities.  In consideration of $341,111.40 in cash and the conversion of $2,924,769.92 of Debt in the Restructuring, Bristol beneficially owns approximately 29.25% of the Company’s outstanding voting securities.  Prior to the Restructuring, control of the Company was widely disseminated among various stockholders, including the Investors.  To the Company’s knowledge, there is no agreement or understanding among members of the former and new control groups.  Following the Restructuring, there is no arrangement known to the Company, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change of control of the Company.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

In connection with the closing of the Restructuring on May 22, 2013, Anthony Cataldo, Michael Handelman and William Andrews resigned from the Company’s board of directors (“Board”).  Mssrs Cataldo’s, Handelman’s and Andrews’s respective decisions to resign from the Board was not due to any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.  On May 24, 2013, the Company’s stockholders removed L. Stephen Coles, M.D., Ph. D from the Board.  The decision to remove Mr. Coles was not due to any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

On May 24, 2013, the Company’s stockholders elected Paul Kessler to serve on the Board.  Mr. Kessler is a director of Bristol Investment Fund, Ltd. and a manager of Bristol Capital, LLC (collectively, “Bristol”), both of which participated in the Restructuring described in Item 3.02 of this Current Report on Form 8-K, the terms of which  incorporated by reference herein.  There was no prior arrangement or understanding between Mr. Kessler and the Company to appoint Mr. Kessler to the Board and it is not currently known which committees of the Board, if any, Mr. Kessler will serve on.  Under the Restructuring, Bristol converted approximately $2.92 million in Debt (including accrued interest and penalties) into shares of Common Stock, invested $341,111 in the Financing, received a Repricing Issuance, and exchanged 4,532,514 warrants for shares of capital stock of the Company into shares of Common Stock, collectively resulting in the issuance of approximately 391 million shares of Common Stock to Bristol.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

Effective as of May 28, 2013, the Company amended its Bylaws to opt out of the Nevada Revised Statutes provisions 78.378 to 78.3793, inclusive and to provide that a majority of the outstanding voting securities of the Company may fill a vacancy on the Company’s board of directors.  A copy of the amendment is filed as an exhibit to this Current Report on Form 8-K.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)      Exhibits

Exhibit No.	Description

3.1 10.1 10.2	Amendment to Bylaws Stock Purchase Agreement Exchange Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS BIOPHARMA, INC.

Date: May 29, 2013	/s/ Michael Handelman
Michael Handelman, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1 10.1 10.2	Amendment to Bylaws Stock Purchase Agreement Exchange Agreement